SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549

                              FORM 8-K

                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): June 9, 2004

              American Entertainment & Animation Corporation

                                 Delaware
              (State or Other Jurisdiction of Incorporation)

               0-29657                          33-0727323
         (Commission File Number)    (IRS Employer Identification No.)

1121 Steeles Ave. West
Suite 803
Toronto, Ontario, Canada
M2R 3W7

(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989

            (Registrant's Telephone Number, Including Area Code)



           (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

Recently, Marc Hazout, the Company's sole director and chief executive officer, amended certain filings made pursuant to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") to correct information contained in the original filings. Additionally, Mr. Hazout filed a Form 5 disclosing previously undisclosed transactions in 2003, and a Form 4 to disclose transactions in 2004. The filings reflect that Mr. Hazout received short-swing profits, as defined in Section 16 of the Exchange Act, in the amount of $50,495.46. In accordance with court decisions under
Section 16 of the Exchange Act, the amount of Mr. Hazout's short-swing profits was computed by using the combination of purchase prices and sale prices within six months of each other that generated the greatest possible short-swing profit. Mr. Hazout has paid the company the amount of the short-swing profits by offsetting the amount against amounts due him by the company.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.



AMERICAN ENTERTAINMENT & ANIMATION
CORPORATION

Date:  June 9, 2004                  By: /s/ Marc Hazout
                                     ---------------------------
                                     President and C.E.O.